Exhibit 99.3

VIRGINIA HERITAGE BANK AND SUBSIDIARY
Consolidated Balance Sheets
As of June 30, 2014 (Unaudited) and December 31, 2013
(Dollar amounts in thousands, except per share data)

	June 30,	December 31,
	2014	2013
Assets

Cash and due from banks	$39,475	$24,855
Securities available for sale, at fair value	114,256	126,834
Loans, net of allowance for loan losses of $10,372 and $9,790, respectively	744,765	696,097
Loans held for sale	21,471	10,730
Premises and equipment, net	1,778	1,861
Accrued interest receivable	2,292	2,379
Federal Home Loan Bank stock, at cost	3,956	4,223
Federal Reserve Bank stock, at cost	2,424	2,417
Other real estate owned, net of valuation allowance of $34 and $76, respectively	136	519
Bank owned life insurance	15,640	15,408
Deferred income taxes	4,675	5,973
Other assets	4,817	3,545

Total assets	$955,685	$894,841

Liabilities and Stockholders’ Equity

Liabilities:
Noninterest-bearing demand deposits	$193,349	$189,583
NOW, money-market and savings deposits	150,540	107,064
Time deposits less than $100,000	165,107	164,222
Time deposits $100,000 or more	267,120	250,531

Total deposits	776,116	711,400

Federal funds purchased	—	10,000
Federal Home Loan Bank advances	70,000	73,000
Securities sold under agreements to repurchase	3,040	1,067
Accrued expenses and other liabilities	3,225	3,168

Total liabilities	852,381	798,635

Stockholders’ equity:
Preferred stock, Series A, $4 par value, non-cumulative, $1,000 per share liquidation preference, 5,000,000 shares authorized, 15,300 shares issued and outstanding	61	61
Common stock, $4 par value, 15,000,000 shares authorized, 6,020,301 and 6,014,801 shares issued and outstanding, respectively	24,081	24,059
Additional paid-in capital	56,756	56,632
Retained earnings	23,984	19,774
Accumulated other comprehensive loss	(1,578)	(4,320)

Total stockholders’ equity	103,304	96,206

Total liabilities and stockholders’ equity	$955,685	$894,841

See Accompanying Notes to Consolidated Financial Statements.

VIRGINIA HERITAGE BANK AND SUBSIDIARY
Consolidated Statements of Income
For the Three and Six Months Ended June 30, 2014 and 2013 (Unaudited)
(Dollar amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Interest income:
Interest and fees on loans	$8,740	$7,807	$17,170	$15,346
Investment securities	620	525	1,379	1,091
Interest on deposits in other banks	14	9	30	18
Total interest income	9,374	8,341	18,579	16,455

Interest expense:
Interest on deposits	1,192	1,244	2,375	2,496
Interest on federal funds purchased	2	1	3	7
Interest on Federal Home Loan Bank advances	133	71	270	166
Interest on securities sold under agreements to repurchase	1	1	2	1
Total interest expense	1,328	1,317	2,650	2,670

Net interest income	8,046	7,024	15,929	13,785

Provision for loan losses	304	518	760	1,152

Net interest income after provision for loan losses	7,742	6,506	15,169	12,633

Noninterest income:
Gain on sale of loans	1,473	2,723	2,560	5,273
Service charges on deposit accounts	169	168	334	335
Gain (loss) on sale of securities available for sale	16	327	(189)	526
Other income	441	411	796	818
Total noninterest income	2,099	3,629	3,501	6,952

Noninterest expenses:
Salaries and employee benefits	3,639	3,761	6,741	7,439
Occupancy and equipment expense	636	596	1,257	1,197
Mortgage closing cost promotions	180	469	326	1,002
Bank franchise tax	241	174	481	349
FDIC deposit insurance assessments	138	144	241	257
Legal fees	323	34	356	67
Other operating expenses	1,359	1,300	2,580	2,533
Total noninterest expenses	6,516	6,478	11,982	12,844

Income before income tax expense	3,325	3,657	6,688	6,741

Income tax expense	1,243	1,165	2,402	2,207

Net income	2,082	2,492	4,286	4,534
Dividend on preferred stock	38	38	76	76
Net income available to common stockholders	$2,044	$2,454	$4,210	$4,458

Income per common share:
Basic	$0.34	$0.55	$0.70	$1.01
Diluted	$0.33	$0.54	$0.68	$0.98

Weighted average common shares outstanding:
Basic	6,018,323	4,444,932	6,016,572	4,413,319
Diluted	6,251,765	4,574,343	6,231,350	4,540,416

See Accompanying Notes to Consolidated Financial Statements.

VIRGINIA HERITAGE BANK AND SUBSIDIARY
Consolidated Statements of Comprehensive Income (Loss)
For the Three and Six Months Ended June 30, 2014 and 2013 (Unaudited)
(Dollar amounts in thousands)

		Three Months Ended June 30, 2014
Net income		$2,082
Other comprehensive gain, net of tax:
Unrealized gains on securities
Net change in unrealized gain on investment securities, net of tax of $532	1,018
Reclassification adjustment for gains recognized in income, net of tax of $(5)	(11)
Total other comprehensive gain		1,007
Total comprehensive income		$3,089

		Six Months Ended June 30, 2014
Net income		$4,286
Other comprehensive gain, net of tax:
Unrealized gains on securities
Net change in unrealized gain on investment securities, net of tax of $1,337	2,617
Reclassification adjustment for losses recognized in income, net of tax of $64	125
Total other comprehensive gain		2,742
Total comprehensive income		$7,028

		Three Months Ended June 30, 2013
Net income		$2,492
Other comprehensive loss, net of tax:
Unrealized losses on securities
Net change in unrealized loss on investment securities, net of tax of $(1,208)	(2,345)
Reclassification adjustment for gains recognized in income, net of tax of $(111)	(216)
Total other comprehensive loss		(2,561)
Total comprehensive loss		$(69)

		Six Months Ended June 30, 2013
Net income		$4,534
Other comprehensive loss, net of tax:
Unrealized losses on securities
Net change in unrealized loss on investment securities, net of tax of $(1,388)	(2,694)
Reclassification adjustment for gains recognized in income, net of tax of $(179)	(347)
Total other comprehensive loss		(3,041)
Total comprehensive income		$1,493

See Accompanying Notes to Consolidated Financial Statements.

VIRGINIA HERITAGE BANK AND SUBSIDIARY
Consolidated Statements of Changes in Stockholders’ Equity
For the Six Months Ended June 30, 2014 and 2013 (Unaudited)
(Dollar amounts in thousands)

	Preferred Stock		Common Stock		Additional Paid-in	Retained	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Capital	Earnings	Loss	Total
Balance at December 31, 2012	15,300	$61	4,333,209	$17,333	$41,038	$10,927	$(42)	$69,317

Net income	—	—	—	—	—	4,534	—	4,534

Other comprehensive loss	—	—	—	—	—	—	(3,041)	(3,041)

Stock compensation expense	—	—	—	—	48	—	—	48

Dividends on preferred stock - Series A	—	—	—	—	—	(76)	—	(76)

Sale of common stock	—	—	1,450,000	5,800	13,358	—	—	19,158

Balance at June 30, 2013	15,300	$61	5,783,209	$23,133	$54,444	$15,385	$(3,083)	$89,940

Balance at December 31, 2013	15,300	$61	6,014,801	$24,059	$56,632	$19,774	$(4,320)	$96,206

Net income	—	—	—	—	—	4,286	—	4,286

Other comprehensive gain	—	—	—	—	—	—	2,742	2,742

Stock compensation expense	—	—	—	—	91	—	—	91

Stock options exercised	—	—	5,500	22	33	—	—	55

Dividends on preferred stock - Series A	—	—	—	—	—	(76)	—	(76)

Balance at June 30, 2014	15,300	$61	6,020,301	$24,081	$56,756	$23,984	$(1,578)	$103,304

See Accompanying Notes to Consolidated Financial Statements.

VIRGINIA HERITAGE BANK AND SUBSIDIARY
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2014 and 2013 (Unaudited)
(Dollar amounts in thousands)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net income	$4,286	$4,534
Reconciliation of net income to net cash (used in) provided by operating activities:
Provision for loan losses	760	1,152
Deferred income tax (benefit)	(103)	15
Depreciation	292	302
Amortization and accretion on securities available for sale, net	520	632
Loss (gain) on sale of securities available for sale	189	(526)
Loss on sale of other real estate owned	10	28
Cash surrender value on bank owned life insurance	(232)	(83)
Stock compensation expense	91	48
Proceeds from sales of loans held for sale	88,054	190,925
Loans originated for resale	(96,235)	(166,066)
Gain on sale of loans	(2,560)	(5,273)
Changes in assets and liabilities:
Decrease in accrued interest receivable	87	30
(Increase) decrease in other assets	(1,623)	1,192
Increase (decrease) in other liabilities	57	(1,588)
Net cash (used in) provided by operating activities	(6,407)	25,322

Cash flows from investing activities:
Net increase in loans	(49,077)	(41,357)
Proceeds on sale of other real estate owned	373	279
Purchases of premises and equipment	(209)	(208)
Purchases of securities available for sale	(18,140)	(92,940)
Proceeds from repayments of securities available for sale	9,273	7,026
Proceeds from maturities and calls of securities available for sale	875	19,447
Proceeds from sale of securities available for sale	24,004	57,135
Redemption of FHLB stock	267	379
Purchase of FRB stock	(7)	(2)
Net cash (used in) investing activities	(32,641)	(50,241)

Cash flows from financing activities:
Net increase in demand, savings, interest-bearing checking and money market deposits	47,242	30,882
Net increase in time deposits	17,474	38,510
Net decrease federal funds purchased	(10,000)	(13,000)
Net decrease in FHLB advances	(3,000)	(10,000)
Net increase in securities sold under agreements to repurchase	1,973	791
Issuance of common stock	—	19,158
Stock options exercised	55	—
Dividends on preferred stock	(76)	(76)
Net cash provided by financing activities	53,668	66,265

Net increase in cash and cash equivalents	14,620	41,346

Cash and cash equivalents at beginning of period	24,855	12,761

Cash and cash equivalents at end of period	$39,475	$54,107

Supplemental disclosure of cash flow information:
Cash payments for interest	$2,649	$2,682
Cash payments for income taxes	$2,624	$1,892

Supplemental disclosure of noncash investing activities:
Fair value adjustment on securities	$4,143	$(4,608)

See Accompanying Notes to Consolidated Financial Statements.

VIRGINIA HERITAGE BANK AND SUBSIDIARY
Notes to Consolidated Financial Statements (Unaudited)

Note 1 — General

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial reporting and with applicable quarterly reporting regulations of the Securities and Exchange Commission and general banking industry practices. They do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. Therefore, these consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2013.

In the opinion of the Bank’s management, the accompanying unaudited consolidated financial statements contain all adjustments of a normal recurring nature necessary to present fairly the Bank’s financial condition as of June 30, 2014 and the results of operations and cash flows for the three and six months ended June 30, 2014 and 2013.

The results of operations for the six months ended June 30, 2014 are not necessarily indicative of the results to be expected for the full year ending December 31, 2014.

Note 2 — Net Income Per Common Share

Net income per common share is computed based on the weighted-average number of shares of common stock outstanding during the year. Stock options of 214,778 as of June 30, 2014 and 127,096 as of June 30, 2013 were excluded from the calculation of net income per common share because their effect was anti-dilutive.

Note 3 — Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, demand deposits due from banks and federal funds sold.

Note 4 — Investment Securities

The amortized cost, unrealized holding gains and losses, and the fair value of investment securities at June 30, 2014 and December 31, 2013 are summarized as follows (in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

At June 30, 2014:
U.S. Treasury notes	$15,113	$—	$(96)	$15,017
U.S. Government agency securities	14,858	4	(342)	14,520
Municipal securities	22,314	—	(836)	21,478
Corporate securities	3,096	—	(98)	2,998
Mortgage-backed securities	61,118	101	(1,152)	60,067
SBA Loan Pool Certificate RMOF	159	17	—	176
Total	$116,658	$122	$(2,524)	$114,256

At December 31, 2013:
U.S. Treasury notes	$15,141	$—	$(188)	$14,953
U.S. Government agency securities	19,828	30	(681)	19,177
Municipal securities	26,761	—	(2,390)	24,371
Corporate securities	6,970	—	(240)	6,730
Mortgage-backed securities	64,478	52	(3,132)	61,398
SBA Loan Pool Certificate RMOF	201	4	—	205
Total	$133,379	$86	$(6,631)	$126,834

Securities in an unrealized loss position at June 30, 2014 and December 31, 2013, by duration of the unrealized loss, are shown below (in thousands). The unrealized loss positions were directly related to interest rate movements as there is minimal credit risk exposure in these investments. All securities are investment grade or better and all losses are considered temporary. Management intends to hold these securities until maturity and it is more likely than not that the Bank will not be required to sell these securities before a recovery of unrealized losses. At June 30, 2014 and December 31, 2013, the Bank had 83 and 110 securities, respectively, in an unrealized loss position.

	June 30, 2014
	Less than 12 Months		12 Months or More
	Fair Value	Gross Unrealized (Losses)	Fair Value	Gross Unrealized (Losses)
Obligations
U.S. Treasury notes	$—	$—	$15,017	$(96)
U.S. Government agency securities	7,211	(49)	6,382	(293)
Municipal securities	935	(3)	19,303	(833)
Corporate securities	—	—	2,998	(98)
Mortgage-backed securities	11,270	(89)	32,391	(1,063)
Total temporarily impaired securities	$19,416	$(141)	$76,091	$(2,383)

	December 31, 2013
	Less than 12 Months		12 Months or More
	Fair Value	Gross Unrealized (Losses)	Fair Value	Gross Unrealized (Losses)
Obligations
U.S. Treasury notes	$14,953	$(188)	$—	$—
U.S. Government agency securities	13,992	(391)	1,705	(290)
Municipal securities	12,167	(1,037)	12,204	(1,353)
Corporate securities	4,813	(56)	1,917	(184)
Mortgage-backed securities	53,489	(3,026)	2,637	(106)
Total temporarily impaired securities	$99,414	$(4,698)	$18,463	$(1,933)

Note 5 — Loans

Loans, excluding loans held for sale, at June 30, 2014 and December 31, 2013 are as follows (in thousands):

	June 30,	December 31,
	2014	2013

Commercial loans	$54,275	$52,032
Commercial real estate loans	374,088	374,038
Construction and development loans	139,151	109,107
Residential real estate loans	73,273	71,631
Consumer and other loans	115,257	100,117
Total loans	756,044	706,925

Less:
Allowance for loan losses	(10,372)	(9,790)
Deferred loan fees, net of origination costs	(907)	(1,038)
Loans, net	$744,765	$696,097

Note 6 — Allowance for Loan Losses

The allocation of the allowance for loan losses by segments at June 30, 2014 and December 31, 2013 are as follows (in thousands):

	June 30, 2014
	Commercial	Commercial Real Estate	Construction and Land Development	Residential Real Estate	Consumer	Unallocated	Total
Beginning balance	$466	$5,925	$2,041	$499	$711	$148	$9,790
Provision for loan losses	(77)	71	497	145	191	(67)	760
Charge-offs	—	(74)	—	(102)	(53)	—	(229)
Recoveries	—	10	—	3	38	—	51
Ending balance	$389	$5,932	$2,538	$545	$887	$81	$10,372

Ending balance:
Individually evaluated for impairment	$—	$212	$—	$115	$—	$—	$327
Collectively evaluated for impairment	389	5,720	2,538	430	887	81	10,045

Financing Receivables:
Ending balance:	$54,275	$374,088	$139,151	$73,273	$115,257		$756,044
Individually evaluated for impairment	33	3,127	235	499	—		3,894
Collectively evaluated for impairment	54,242	370,961	138,916	72,774	115,257		752,150

	December 31, 2013
	Commercial	Commercial Real Estate	Construction and Land Development	Residential Real Estate	Consumer	Unallocated	Total
Beginning balance	$811	$4,821	$1,302	$409	$916	$3	$8,262
Provision for loan losses	(352)	1,261	739	84	(113)	145	1,764
Charge-offs	—	(157)	—	—	(208)	—	(365)
Recoveries	7	—	—	6	116	—	129
Ending balance	$466	$5,925	$2,041	$499	$711	$148	$9,790

Ending balance:
Individually evaluated for impairment	$—	$265	$—	$134	$—	$—	$399
Collectively evaluated for impairment	466	5,660	2,041	365	711	148	9,391

Financing Receivables:
Ending balance	$52,032	$374,038	$109,107	$71,631	$100,117		$706,925
Individually evaluated for impairment	40	1,539	—	612	—		2,191
Collectively evaluated for impairment	51,992	372,499	109,107	71,019	100,117		704,734

The following is a summary of information pertaining to impaired loans by class at June 30, 2014 and December 31, 2013 (in thousands):

	June 30, 2014
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:
Commercial	$33	$38	$—	$40	$1
Construction Residential	235	236	—	239	1
Residential Equity lines	223	237	—	237	4

With an allowance recorded:
Commercial Real Estate Owner occupied	3,127	3,127	212	3,143	79
Residential Equity lines	276	298	115	299	8

Total	$3,894	$3,936	327	$3,958	$93

	December 31, 2013
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:
Commercial	$40	$43	$—	$47	$3

With an allowance recorded:
Commercial Real Estate Owner occupied	1,539	1,539	265	1,782	51
Residential
Single family	101	101	3	237	—
Equity lines	511	535	131	535	25

Total	$2,191	$2,218	399	$2,601	$79

The following is a summary of the Bank’s credit quality information by class at June 30, 2014 and December 31, 2013 (in thousands):

	June 30, 2014
INTERNAL RISK RATING GRADES	All Pass Categories	Special Mention	Substandard	Doubtful	Loss

Commercial	$50,508	$324	$3,443	$—	$—
Commercial Real Estate
Owner occupied	115,246	—	3,308	1,909	—
Non-owner occupied	250,129	—	3,496	—	—
Construction
Residential	71,222	152	1,073	235	—
Other	66,069	—	400	—	—
Residential
Single family	41,566	—	2,184	—	—
Equity lines	14,327	—	139	597	—
Multifamily	14,460	—	—	—	—

Totals	$623,527	$476	$14,043	$2,741	$—

Consumer Credit Exposure - By Payment Activity	Performing	Nonperforming
Credit cards/Overdraft lines of credit	$68	$—
Consumer and other loans	115,189	—

	December 31, 2013
INTERNAL RISK RATING GRADES	All Pass Categories	Special Mention	Substandard	Doubtful	Loss

Commercial	$49,078	$422	$2,492	$40	$—
Commercial Real Estate
Owner occupied	116,919	—	3,340	299	—
Non-owner occupied	247,873	2,074	3,533	—	—
Construction
Residential	63,675	—	1,473	242	—
Other	43,717	—	—	—	—
Residential
Single family	38,034	3,075	—	101	—
Equity lines	12,213	—	204	511	—
Multifamily	17,493	—	—	—	—

Totals	$589,002	$5,571	$11,042	$1,193	$—

Consumer Credit Exposure - By Payment Activity	Performing	Nonperforming
Credit cards/Overdraft lines of credit	$55	$—
Consumer and other loans	100,062	—

The Bank assesses credit quality based on internal risk ratings of loans. Pass categories consist of Superior, Good, Average and Pass. Internal risk ratings are as follows:

Superior: Borrowers are generally major corporations, persons or business entities with virtually no credit risk due to the borrower’s unquestioned financial strength, superior liquidity and asset quality, strong income, substantial net worth, and outstanding debt service coverage or loans fully secured by liquid collateral.

Good: Borrowers are well established entities with a proven track record, or individuals with substantial financial capacity. Borrowers will have excellent liquidity and strong debt service coverage, excellent balance sheet with minimal leverage, financial performance above industry peers, sophisticated management, systems and reporting, and access to capital markets, private placement financing or bank financing with very favorable terms. Borrowers pose a minor credit risk.

Average: Borrowers generally exhibit acceptable business credit and some negative operating trends, little excess liquidity and modest debt service coverage, moderately high balance sheet leverage, financial ratios slightly below industry peers, and management, systems, and reporting is generally good. Borrowers pose average credit risk.

Pass: Loan conditions require more frequent monitoring due to lack of stability in the secondary repayment source. Weaknesses in earnings or in the balance sheet are considered temporary. Any unfavorable factors are mitigated by structuring, collateral or administrative controls.

Special Mention: Borrowers currently posing a higher than normal risk that deserve management’s close attention. Potential weaknesses may result in deterioration of the repayment ability of the borrower. Credits may exhibit one or a combination of the following characteristics: some degree of difficulty in servicing the debt, increased leverage, marginal profitability or interim losses indicative of a possible transition in financial condition, inadequate liquidity and declining operating trends, management weaknesses, or weak financial reporting.

Substandard: Relationships with unacceptable business credit, normal repayment in jeopardy, and necessitating a workout situation. Well defined weaknesses include: serious negative operating trends, insufficient debt service coverage, guarantors with limited resources, highly leveraged balance sheet, collateral shortfalls, management issues, and alternative financing is not evident. However, no loss of principal or interest is envisioned.

Doubtful: Relationships display many of the same weaknesses of a substandard credit; however, the risk factors are more dominant. Full repayment is highly questionable and improbable, debt service coverage is insufficient, the balance sheet may be insolvent, the company may be in liquidation, and management is weak and uncooperative. Partial loss of principal is likely.

Loss: The assets have been determined to be uncollectible and of such little value that the continuance as a bankable asset is not warranted. Asset is to be charged off in the month the loss rating is assigned.

The following is a summary of past due and nonaccrual loans by class at June 30, 2014 and December 31, 2013 (in thousands):

	June 30, 2014
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans	90 Days Past Due and Still Accruing	Nonaccrual Loans
Commercial	$938	$—	$—	$938	$53,337	$54,275	$—	$33
Commercial Real Estate
Owner occupied	—	—	—	—	120,463	120,463	—	1,909
Non-owner occupied	—	—	—	—	253,625	253,625	—	—
Construction
Residential	—	—	—	—	72,682	72,682	—	235
Other	—	—	—	—	66,469	66,469	—	—
Residential
Single family	249	—	—	249	43,501	43,750	—	—
Equity lines	—	—	—	—	15,063	15,063	—	499
Multifamily	—	—	—	—	14,460	14,460	—	—
Consumer
Credit cards	—	—	—	—	68	68	—	—
Other consumer	220	95	51	366	114,823	115,189	51	—
Total	$1,407	$95	$51	$1,553	$754,491	$756,044	$51	$2,676

	December 31, 2013
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans	90 Days Past Due and Still Accruing	Nonaccrual Loans
Commercial	$150	$—	$—	$150	$51,882	$52,032	$—	$40
Commercial Real Estate
Owner occupied	299	—	—	299	120,259	120,558	—	299
Non-owner occupied	—	—	—	—	253,480	253,480	—	—
Construction
Residential	—	—	242	242	65,148	65,390	—	242
Other	—	—	—	—	43,717	43,717	—	—
Residential
Single family	—	—	101	101	41,109	41,210	—	101
Equity lines	—	—	—	—	12,928	12,928	—	511
Multifamily	—	—	—	—	17,493	17,493	—	—
Consumer
Credit cards	—	—	—	—	55	55	—	—
Other consumer	152	46	17	215	99,847	100,062	17	—
Total	$601	$46	$360	$1,007	$705,918	$706,925	$17	$1,193

The Bank did not have any troubled debt restructurings which were modified during the six months ended June 30, 2014.

During the six months ended June 30, 2014 and year ended December 31, 2013, there were no troubled debt restructurings that subsequently defaulted. Total troubled debt restructurings at June 30, 2014 and December 31, 2013 totaled $1.7 million and $2.1 million, respectively.

Note 7 — Stock Compensation Plan

The Bank’s shareholders approved the 2010 Incentive Plan (the “Incentive Plan”) on May 20, 2010, to replace the 2006 Stock Option Plan, previously approved on June 15, 2006 for 250,000 shares of common stock. The Bank’s Incentive Plan reserves an additional 250,000 shares of common stock and may grant up to 25,000 options to each of its directors, officers and key employees of the Bank in any calendar year. Both incentive stock options and non-qualified stock options may be granted under the Plan. The exercise price of each option equals the market price of the Bank’s stock on the date of grant and an option’s maximum term is ten years. However, the Bank is currently restricted from granting any additional options as a result of the proposed merger with EagleBank, discussed further in Note 14 herein.

Both the 2006 and the 2010 Stock Options Plans provide for vesting of incentive stock options over a four year period from the date of each stock option grant with immediate vesting upon a sale event provided the participant (grantee) has been employed by (or rendered services to) the Bank for a period of at least six months as of the date of the sale event. A “sale event” means the consummation of (i) a voluntary dissolution or liquidation of the Bank, (ii) the sale of all or substantially all of the assets of the Bank to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the holders of the Bank’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity. Any unrecognized compensation expense may be accelerated as a result of a sale event and related immediate vesting of stock options. The proposed merger between the Bank and EagleBank, discussed further in Note 14 herein, will be treated as a “sale event,” assuming that the merger is consummated.

The 2006 Stock Option Plan also provided for stock options to be granted to seed investors as a reward for the contribution of organizational funds which were at risk if the Bank’s organization had not been successful. The stock options granted to seed investors were fully vested upon date of grant. All shares granted in 2006 related to seed investors. A summary of stock option transactions and options outstanding for both plans as of and for the six months ended June 30, 2014 are as follows:

		Weighted	Weighted
		Average	Average	Intrinsic
		Exercise	Contractual	Value
	Shares	Price	Term	(in thousands)
Outstanding at December 31, 2013	431,111	$11.83
Granted	54,750	20.25
Exercised	(5,500)	(10.00)
Forfeited	—	—
Outstanding at June 30, 2014	480,361	$11.64	5.87 years	$7,220

Options exercisable at June 30, 2014	322,799	$9.94	7.08 years	$5,668

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

Six Months Ended June 30, 2014

Weighted-average risk-free interest rate	1.73%
Dividend yield	0.00%
Estimated stock price volatility	31.22%
Expected life	7 years
Per share weighted-average grant-date fair value of options issued during the period	$7.33

The Bank recognized compensation expense of $91,000 and $48,000 for the six months ended June 30, 2014 and 2013, respectively, relating to employee stock options. The unrecognized compensation expense remaining at June 30, 2014 is $622,000, which will be recognized over an average remaining period of approximately 3.5 years absent consummation of the merger discussed further in Note 14 herein.

Note 8 — Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). As of June 30, 2014, the Bank exceeded all capital adequacy requirements to which it is subject.

As of June 30, 2014, the most recent notification from the Federal Reserve Bank categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage percents as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category. The Bank’s actual capital amounts (in thousands) and percentages are also presented in the following table:

					Minimum
					To Be Well
					Capitalized Under
			Minimum		Prompt Corrective
	Actual		Capital Requirement		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of June 30, 2014:
Total Capital (to Risk Weighted Assets)	$114,698	14.62%	$62,780	8.00%	$78,475	10.00%
Tier 1 Capital (to Risk Weighted Assets)	$104,882	13.37%	$31,390	4.00%	$47,085	6.00%
Tier 1 Capital (to Average Assets)	$104,882	11.32%	$37,045	4.00%	$46,306	5.00%

As of December 31, 2013:
Total Capital (to Risk Weighted Assets)	$109,768	14.86%	$59,106	8.00%	$73,882	10.00%
Tier 1 Capital (to Risk Weighted Assets)	$100,526	13.61%	$29,553	4.00%	$44,329	6.00%
Tier 1 Capital (to Average Assets)	$100,526	11.72%	$34,307	4.00%	$42,884	5.00%

Note 9 — Income Taxes

The components of income tax expense are as follows (in thousands):

	Six Months Ended June 30,
	2014	2013
Current	$2,505	$2,192
Deferred	(103)	15
Income tax	$2,402	$2,207

Note 10 — Recent Accounting Pronouncements

In January 2014, the FASB issued ASU 2014-01, “Investments—Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects (a consensus of the FASB Emerging Issues Task Force).” The amendments in this ASU permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received and recognizes the net investment performance in the income statement as a component of income tax expense (benefit). The amendments in this ASU should be applied retrospectively to all periods presented. A reporting entity that uses the effective yield method to account for its investments in qualified affordable housing projects before the date of adoption may continue to apply the effective yield method for those preexisting investments. The amendments in this ASU are effective for public business entities for annual periods and interim reporting periods within those annual periods, beginning after December 15, 2014. Early adoption is permitted. ASU 2014-01 is not anticipated to have a material impact on the Bank’s consolidated financial statements.

In January 2014, the FASB issued ASU 2014-04, “Receivables—Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure (a consensus of the FASB Emerging Issues Task Force).” The amendments in this ASU clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendments require interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amendments in this ASU are effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. ASU 2014-04 is not anticipated to have a material impact on the Bank’s consolidated financial statements.

In April 2014, the FASB issued ASU 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.” The amendments in this ASU change the criteria for reporting discontinued operations while enhancing disclosures in this area. Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. Those strategic shifts should have a major effect on the organization’s operations and financial results and include disposals of a major geographic area, a major line of business, or a major equity method investment. The new guidance requires expanded disclosures about discontinued operations that will provide financial statement users with more information about the assets, liabilities, income, and expenses of discontinued operations. Additionally, the new guidance requires disclosure of the pre-tax income attributable to a disposal of a significant part of an organization that does not qualify for discontinued operations reporting. The amendments in the ASU are effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. Early adoption is permitted. The Bank does not expect the adoption of ASU 2014-08 to have a material impact on its consolidated financial statements.

In June 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers: Topic 606”. This ASU applies to any entity using U.S. GAAP that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. The guidance supersedes the revenue recognition requirements in Topic 605, “Revenue Recognition”, most industry-specific guidance, and some cost guidance included in Subtopic 605-35, “Revenue Recognition—Construction-Type and Production-Type Contracts”. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To be in alignment with the core principle, an entity must apply a five step process including: identification of the contract(s) with a customer, identification of performance obligations in the contract(s), determination of the transaction price, allocation of the transaction price to the performance obligations, and recognition of revenue when (or as) the entity satisfies a performance obligation. Additionally, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer have also been amended to be consistent with the guidance on recognition and measurement. The amendments in this ASU are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. The Bank is currently assessing the impact that ASU 2014-09 will have on its consolidated financial statements.

In June 2014, the FASB issued ASU 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. The amendments in this ASU remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, including the removal of Topic 915, “Development Stage Entities”, from the FASB Accounting Standards Codification. In addition, this ASU adds an example disclosure and removes an exception provided to development stage entities in Topic 810, “Consolidation”, for determining whether an entity is a variable interest entity. The presentation and disclosure requirements in Topic 915 will no longer be required for the first annual period beginning after December 15, 2014. The revised consolidation standards are effective for annual periods beginning after December 15, 2015. Early adoption is permitted. The Bank does not expect the adoption of ASU 2014-10 to have a material impact on its consolidated financial statements.

In June 2014, the FASB issued ASU No. 2014-11, “Transfers and Servicing (Topic 860): Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosures”. This ASU aligns the accounting for repurchase-to-maturity transactions and repurchase agreements executed as a repurchase financing with the accounting for other typical repurchase agreements. The new guidance eliminates sale accounting for repurchase-to-maturity transactions and supersedes the guidance under which a transfer of a financial asset and a contemporaneous repurchase financing could be accounted for on a combined basis as a forward agreement. The amendments in the ASU also require a new disclosure for transactions economically similar to repurchase agreements in which the transferor retains substantially all of the exposure to the economic return on the transferred financial assets throughout the term of the transaction. Additional disclosures will be required for the nature of collateral pledged in repurchase agreements and similar transactions accounted for as secured borrowings. The amendments in this ASU are effective for the first interim or annual period beginning after December 15, 2014; however, the disclosure for transactions accounted for as secured borrowings is required to be presented for annual periods beginning after December 15, 2014, and interim periods beginning after March 15, 2015. Early adoption is not permitted. The Bank is currently assessing the impact that ASU 2014-11 will have on its consolidated financial statements.

In June 2014, the FASB issued ASU No. 2014-12, “Compensation — Stock Compensation (Topic 718): Accounting for Share- Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. The new guidance applies to reporting entities that grant employees share-based payments in which the terms of the award allow a performance target to be achieved after the requisite service period. The amendments in the ASU require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. Existing guidance in “Compensation — Stock Compensation (Topic 718)”, should be applied to account for these types of awards. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Early adoption is permitted and reporting entities may choose to apply the amendments in the ASU either on a prospective or retrospective basis. The Bank is currently assessing the impact that ASU 2014-12 will have on its consolidated financial statements.

Note 11 — Fair Value Measurements

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Accounting standards exclude certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of our Bank.

The accounting standards clarify that fair value of certain assets and liabilities is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

Additional guidance was issued to clarify the application of fair value measurements in a market that is not active and to provide key considerations in determining the fair value of a financial asset when the market for that financial asset is not active.

Accounting standards specify a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions. The three levels of the fair value hierarchy based on these two types of inputs are as follows:

• Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

• Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

• Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Following is a description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy:

Securities available for sale:

Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market prices, when available (Level 1). If quoted market prices are not available, fair values are measured utilizing independent valuation techniques of identical or similar securities for which significant assumptions are derived primarily from or corroborated by observable market data. Third party vendors compile prices from various sources and may determine the fair value of identical or similar securities by using pricing models that consider observable market data (Level 2).

The following table presents the balances of assets and liabilities measured at fair value on a recurring basis as of June 30, 2014 and December 31, 2013 (in thousands). There have been no changes in the methodologies used at June 30, 2014 and December 31, 2013.

		Fair Value Measurements at June 30, 2014 Using
			(in thousands)
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Balance as of	Assets	Inputs	Inputs
Description	June 30, 2014	(Level 1)	(Level 2)	(Level 3)
Assets:
U.S. Treasury notes	$15,017	$—	$15,017	$—
U.S. Government agency securities	14,520	—	14,520	—
Municipal securities	21,478	—	21,478	—
Corporate securities	2,998	—	2,998	—
Mortgage-backed securities	60,067	—	60,067	—
SBA Loan Pool Certificate RMOF	176	—	176	—

		Fair Value Measurements at December 31, 2013 Using
			(in thousands)
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Balance as of	Assets	Inputs	Inputs
Description	December 31, 2013	(Level 1)	(Level 2)	(Level 3)
Assets:
U.S. Treasury notes	$14,953	$—	$14,953	$—
U.S. Government agency securities	19,177	—	19,177	—
Municipal securities	24,371	—	24,371	—
Corporate securities	6,730	—	6,730	—
Mortgage-backed securities	61,398	—	61,398	—
SBA Loan Pool Certificate RMOF	205	—	205	—

Certain assets are measured at fair value on a nonrecurring basis in accordance with GAAP. Adjustments to the fair value of these assets usually result from the application of lower-of-cost-or-market accounting or write-downs of individual assets.

The following describes the valuation techniques used to measure certain assets recorded at fair value on a nonrecurring basis in the consolidated financial statements.

Loans Held for Sale:

Loans held for sale are carried at the lower of cost or market value on an individual loan basis. These loans currently consist of one-to-four family residential loans originated for sale in the secondary market. Fair value is based on the price secondary markets are currently offering for similar loans using observable market data which is not materially different than cost due to the short duration between origination and sale (Level 2). As such, the Bank records any fair value adjustments on a nonrecurring basis. No nonrecurring fair value adjustments were recorded on loans held for sale during the three months ended June 30, 2014 and year ended December 31, 2013. Gains and losses on sale of loans are recorded on the Consolidated Statements of Income.

Impaired Loans:

Loans are designated as impaired when, in the judgment of management based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. The measurement of loss associated with impaired loans can be based on either the observable market price of the loan or the fair value of the collateral. Fair value is measured based on the value of the collateral securing the loans. Collateral may be in the form of real estate or business assets, including equipment, inventory, and accounts receivable. The vast majority of the collateral is real estate. The value of real estate collateral is determined utilizing a market valuation approach based on an appraisal conducted by an independent, licensed external appraiser using observable market data (Level 2). However, if the collateral is a house or building in the process of construction or if an appraisal of the real estate property is over a year old, then the fair value is considered Level 3. The value of business equipment is based upon an outside appraisal if deemed significant, or the net book value on the applicable business’s financial statements if not considered significant using observable market data. Likewise, values for inventory and accounts receivable collateral are based on financial statement balances or aging reports (Level 3). Impaired loans allocated to the Allowance for Loan Losses are measured at fair value on a nonrecurring basis. Any fair value adjustments are recorded in the period incurred as provision for loan losses on the Consolidated Statements of Income.

Other Real Estate Owned:

Other real estate owned (“OREO”) is measured at fair value using a market valuation approach based on an appraisal conducted by an independent, licensed appraiser outside the Bank using observable market data (Level 2). However, if an appraisal of the real estate property is over a year old, then the fair value is considered to be Level 3.

The following table summarizes our assets that were measured at fair value on a nonrecurring basis as of June 30, 2014 and December 31, 2013 (in thousands).

		Fair Value Measurements at June 30, 2014 Using
		(in thousands)
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Balance as of	Assets	Inputs	Inputs
Description	June 30, 2014	(Level 1)	(Level 2)	(Level 3)
Assets:
Loans Held for Sale	$21,471	$—	$21,471	$—
Impaired Loans	3,076	—	—	3,076
Other Real Estate Owned	136	—	—	136

		Fair Value Measurements at December 31, 2013 Using
		(in thousands)
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Balance as of	Assets	Inputs	Inputs
Description	December 31, 2013	(Level 1)	(Level 2)	(Level 3)
Assets:
Loans Held for Sale	$10,730	$—	$10,730	$—
Impaired Loans	1,752	—	—	1,752
Other Real Estate Owned	519	—	—	519

The following table displays quantitative information about Level 3 Fair Value Measurements for June 30, 2014 and December 31, 2013 (in thousands):

	Quantitative information about Level 3 Fair Value Measurements at June 30, 2014
	(in thousands)
Assets	Fair Value	Valuation Technique(s)	Unobservable input	Range

Impaired loans	$3,076	Discounted appraised value	Selling cost	5% - 10%

Other real estate owned	136	Discounted appraised value	Selling cost	5% - 10%

	Quantitative information about Level 3 Fair Value Measurements at December 31, 2013
	(in thousands)
Assets	Fair Value	Valuation Technique(s)	Unobservable input	Range

Impaired loans	$1,752	Discounted appraised value	Selling cost	5% - 10%

Other real estate owned	519	Discounted appraised value	Selling cost	5% - 10%

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the aggregate fair value amounts presented may not be realized in an immediate settlement of the instrument or may not necessarily represent the underlying fair value of the Bank. The following methods and assumptions were used by the Bank in estimating fair values of financial instruments:

Cash and Cash Equivalents. The carrying amounts of cash and cash equivalents approximate their fair values.

Interest Bearing Deposits in Banks. The carrying amounts of interest bearing deposits maturing within ninety days approximate their fair values.

Available for sale securities. Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments or third party pricing models.

Loans. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed-rate loans are estimated using discounted cash flow analyses, applying interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. See above for valuation of impaired loans.

Loans Held for Sale. The fair value of loans held for sale is based on outstanding commitments from investors.

Federal Home Loan Bank Stock and Federal Reserve Bank Stock. Fair value of the Bank’s investment in Federal Home Loan Bank stock and Federal Reserve Bank stock is based on its redemption value.

Bank Owned Life Insurance. Bank owned life insurance represents insurance policies on certain key employees. The cash value of the policies is estimated using information provided by the insurance carrier. These policies are carried at their cash value, which approximate their fair values.

Deposits. The fair values disclosed for demand, NOW, money-market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed-rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated expected monthly maturities on time deposits.

Federal Home Loan Bank Advances. Fair values are estimated using discounted cash flow analysis based on the Bank’s current incremental borrowing rates for similar types of borrowing arrangements.

Other Borrowings. The carrying amounts of borrowings under retail customer repurchase agreements and federal funds purchased approximate fair value.

Accrued Interest. The carrying amounts of accrued interest approximate their fair value.

Off-Balance-Sheet Financial Instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The fair values of these instruments were deemed immaterial at June 30, 2014 and December 31, 2013.

The estimated fair values of the Bank’s financial instruments at June 30, 2014 and December 31, 2013 are as follows (in thousands):

		Fair Value Measurements at June 30, 2014 Using
		(in thousands)
	Carrying Amount	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial assets:
Cash and cash equivalents	$39,475	$39,475	$—	$—
Securities available for sale	114,256	—	114,256	—
Loans	744,765	—	737,138	—
Loans held for sale	21,471	—	21,471	—
Federal Home Loan Bank stock	3,956	—	3,956	—
Federal Reserve Bank stock	2,424	—	2,424	—
Accrued interest receivable	2,292	—	2,292	—
Bank owned life insurance	15,640	—	15,640	—

Financial liabilities:
Deposits	776,116	—	776,127	—
FHLB advances	70,000	—	71,016	—
Securities sold under agreements to repurchase	3,040	—	3,040	—
Accrued interest payable	202	—	202	—

		Fair Value Measurements at December 31, 2013 Using
		(in thousands)
	Carrying Amount	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial assets:
Cash and cash equivalents	$24,855	$24,855	$—	$—
Securities available for sale	126,834	—	126,834	—
Loans	696,097	—	689,646	—
Loans held for sale	10,730	—	10,730	—
Federal Home Loan Bank stock	4,223	—	4,223	—
Federal Reserve Bank stock	2,417	—	2,417	—
Accrued interest receivable	2,379	—	2,379	—
Bank owned life insurance	15,408	—	15,408	—

Financial liabilities:
Deposits	711,400	—	711,803	—
Federal funds purchased	10,000	—	10,000	—
FHLB advances	73,000	—	74,131	—
Securities sold under agreements to repurchase	1,067	—	1,067	—
Accrued interest payable	201	—	201	—

Note 12 — Business Segments

The Bank operates three principal business segments: Retail Banking, Mortgage Banking and Indirect Lending. Revenues from Retail Banking operations consist primarily of interest earned on loans and investment securities and service charges on deposit accounts. Mortgage Banking operating revenues consist principally of gains on sales of loans in the secondary market, loan origination fee income and interest earned on mortgage loans held for sale. Revenues from Indirect Lending consist primarily of interest earned on automobile retail installment sales contracts. Operating expenses for the Mortgage Banking and Indirect Lending segments consist largely of direct expenses only while the majority of the Bank’s operating expenses and income tax expense is shown in the Retail Banking segment in 2013 (in thousands).

	Six Months Ended June 30, 2014 (Unaudited)
	Retail Banking	Mortgage Banking	Indirect Lending	Combined
Revenues:
Interest income	$17,185	$366	$1,028	$18,579
Gains on sales of loans	—	2,560	—	2,560
Other noninterest income	590	285	66	941
Total operating income	17,775	3,211	1,094	22,080

Expenses:
Provision for loan losses	593	40	127	760
Interest expense	2,297	50	303	2,650
Salaries and employee benefits	4,722	1,914	105	6,741
Other noninterest expenses	4,233	859	149	5,241
Total operating expenses	11,845	2,863	684	15,392

Income before income tax expense	5,930	348	410	6,688

Income tax expense	2,142	119	141	2,402

Net income	$3,788	$229	$269	$4,286

Total assets	$810,965	$29,933	$114,787	$955,685

Capital expenditures	$205	$1	$3	$209

	Year Ended December 31, 2013
	Retail Banking	Mortgage Banking	Indirect Lending	Combined
Revenues:
Interest income	$30,823	$925	$2,189	$33,937
Gains on sales of loans	557	7,362	—	7,919
Other noninterest income	1,911	742	104	2,757
Total operating income	33,291	9,029	2,293	44,613

Expenses:
Provision for loan losses	1,727	—	37	1,764
Interest expense	4,457	159	624	5,240
Salaries and employee benefits	9,103	4,684	490	14,277
Other noninterest expenses	7,211	2,507	268	9,986
Total operating expenses	22,498	7,350	1,419	31,267

Income before income tax expense	10,793	1,679	874	13,346

Income tax expense	4,346	—	—	4,346

Net income	$6,447	$1,679	$874	$9,000

Total assets	$779,937	$15,985	$98,919	$894,841

Capital expenditures	$347	$57	$1	$405

Note 13 — Reclassifications Out of Other Comprehensive Income

The reclassifications out of other comprehensive income are as follows (in thousands):

	Amounts Reclassified
	Other Comprehensive
Details about Other	June 30,		Affected Line Item in the Statement
Comprehensive Components	2014	2013	Where Net Income is Presented
Available for sale securities
Realized (loss) gain on sale of securities	$(189)	$526	(Loss) gain on sale of securities available for sale
	(64)	179	Income tax
	$(125)	$347	Net income

Note 14 — Proposed Merger

On June 9, 2014, the Bank announced that they have entered into a definitive agreement with Eagle Bancorp, Inc. (“Eagle”), the parent company of EagleBank (“EagleBank”). The merger agreement calls for the Bank to be merged into EagleBank, with EagleBank being the surviving institution.

Each shareholder of the Bank will be entitled to receive a combination of Eagle common stock and cash for each share of Bank common stock they own. So long as the average closing price of a share of Eagle common stock over a 20 trading day period ending five trading days prior to closing (the “Eagle Average Price”) is at least $29.00 and not more than $35.50, then each share of Bank common stock would be converted into the right to receive shares of Eagle common stock having a value, based on the Eagle Average Price, of $21.50 per share, and cash of $7.50 per share, for aggregate consideration of $29.00 per share. If the Eagle Average Price is higher than $35.50, then each share of Bank common stock would be converted into 0.6056 shares of Eagle common stock, and the cash consideration per share would increase above $7.50 as illustrated in the table below. If the Eagle Average Price is less than $29.00, then, generally, each share of Bank common stock would be converted into the right to receive $7.50 in cash and shares of Eagle common stock having a value equal to the Eagle Average Price less $7.50.

Note 15 — Subsequent Events

In preparing these financial statements, the Bank has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were issued. Management has concluded there were no material subsequent events to be disclosed as of September 8, 2014.